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                                                                    EXHIBIT 10.2


                      HEALTHCARE REALTY TRUST INCORPORATED

                 2003 EMPLOYEES RESTRICTED STOCK INCENTIVE PLAN

1.       PURPOSE OF THE PLAN

         The purpose of the 2003 Employees Restricted Stock Incentive Plan of Healthcare Realty Trust Incorporated is to promote the success of the Company and its shareholders by strengthening the Company's ability to attract, motivate and retain valued employees of the Company upon whose judgment, initiative, and efforts the continued financial success and growth of the business of the Company largely depend.

2.       DEFINITIONS

                Whenever used herein, the following terms shall have the respective meanings set forth below:

                "BOARD" means the Board of Directors of the Company.

                "COMMITTEE" means the Compensation Committee of the Board as appointed by the Board from time to time or, in the absence of appointment of such Committee, the Board. The Committee shall consist of two or more members of the Board, each of whom shall be a "Non-Employee Director" as defined in Rule l6b-3(b)(3) promulgated by the Securities and Exchange Commission.

                "COMMON STOCK" means the common stock, $.01 par value per share, of the Company.

                "COMPANY" means Healthcare Realty Trust Incorporated.

                "ELIGIBLE PERSON" means any full-time salaried employee of the Company, as defined under Internal Revenue Code Section 3401, or of any present or future parent, subsidiary corporation, or affiliate of the Company.

                "INCENTIVE AWARD" means a non-transferable reservation of shares of Common Stock to a Participant, which shares will not be issued until specific conditions are met and, after issuance, will be subject to substantial risk of forfeiture until certain conditions are met. Conditions may be based on continuing employment or achievement of pre-established financial objectives or both.

                "PARTICIPANT" means any Eligible Person to whom an Incentive Award is granted pursuant to the Plan.

                "PLAN" means this 2003 Employees Restricted Stock Incentive Plan, as amended from time to time.



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3.       SHARES OF COMMON STOCK SUBJECT TO THE PLAN

         (a) The aggregate number of shares of Common Stock that may be issued pursuant to Incentive Awards may not equal or exceed five percent of the total number of shares of Common Stock then outstanding. If any Incentive Award is not issued and ceases to be issuable for any reason, or if any shares issued pursuant to an Incentive Award are forfeited pursuant to the Plan, such Incentive Award and the related shares will no longer be charged against the limitations provided for in this Section 3(a) and may again be made subject to future Incentive Awards.

         (b) The shares of Common Stock to be issued under the Plan will be made available, at the discretion of the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock re-acquired by the Company, including shares purchased on the open market.

4.       ADMINISTRATION OF THE PLAN

         The Committee shall have the sole authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Incentive Awards are made and the number of shares subject to each Incentive Award. The Committee shall have the authority to construe and interpret the Plan (except as otherwise provided herein) and any agreement or other document relating to any Incentive Award, may adopt rules and regulations governing the administration of the Plan, and shall exercise all other duties and powers conferred on it by the Plan, or which are incidental or ancillary thereto. All interpretations, determinations, and actions by the Committee will be final, conclusive, and binding upon all parties. No member of the Committee will be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Incentive Award.

5.       TERMS AND CONDITIONS OF INCENTIVE AWARDS

         (a) Each Incentive Award will be evidenced by a written instrument and may include such terms and conditions consistent with the Plan as the Committee may determine. All Incentive Awards will be subject to the provisions of the Plan.

         (b) The restrictions imposed upon Incentive Awards under Section 5(a) will lapse in accordance with a schedule or other conditions as determined by the Committee.

         (c) Subject to the provisions of Section 5(a), the holder will have all rights of a shareholder with respect to shares issued under Incentive Awards, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

         (d) The Committee may in its sole discretion determine that any Participant who is on leave of absence for any reason will be considered as still in the employ of the Company, provided that rights to an Incentive Award during a leave of absence will be limited to the extent to which such right was earned or vested at the commencement of such leave of absence.



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         (e) In the event a Participant enters into a consulting agreement with the Company, following a termination of employment, the Participant will be vested in his Incentive Awards upon the later to occur of: (i) the period specified in the Plan or Incentive Award agreement or (ii) the termination of the consulting agreement.

         (f) Any certificates representing shares of Common Stock issued pursuant to Incentive Awards shall be issued in the appropriate Participant's name; however, until all restrictions on such shares are removed or expire, the certificates may be held by the Company and shall not be transferred except in accordance with the provisions of the Plan.

         (g) Each Incentive Award is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Incentive Award upon any securities exchange or under any state or federal law is necessary or desirable, then the delivery of any or all shares of Common Stock pursuant to such Incentive Award may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Common Stock issued pursuant to Incentive Awards, the Committee may require, as a condition to any delivery of Common Stock pursuant to an Incentive Award, that a Participant represent, in writing, that the shares received pursuant to the Incentive Award are being acquired for investment and not with a view to distribution and agree that such shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares issued pursuant to Incentive Awards such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

6.       MERGER AND LIQUIDATION; TERMINATION OF EMPLOYMENT

         Upon (i) a dissolution or liquidation of the Company, (ii) a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation,
(iii) the sale of all or substantially all of the assets of the Company, (iv) a pending or threatened takeover bid or tender offer pursuant to which 10% or more of the outstanding securities of the Company is acquired, whether or not deemed a tender offer under applicable state or federal laws, (v) if any person makes any filing under section 13(d) or 14(d) of the Securities Exchange Act of 1934 with respect to the Company, or (vi) the retirement of a Participant or the termination of the Participant's employment with the Company other than for cause, then in such event, all shares reserved for release under Incentive Awards then outstanding and shares previously released and issued shall become fully vested and all restrictions will immediately be removed, except as provided in Section 5 (e) hereof.

7.       GENERAL PROVISIONS

         (a) Neither the establishment of the Plan nor the provision for or payment of any amounts hereunder nor any action of the Company (including, for purposes of this Section 7(a), any predecessor or subsidiary), the Board or the Committee in respect of the


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Plan shall be held or construed to confer upon any person any legal right to receive, or have any interest in, an Incentive Award or any other benefit under the Plan, or any legal right to be continued in the employ of the Company. The Company expressly reserves any and all rights to discharge an Eligible Person in its sole discretion, without liability of any person, entity or governing body under the Plan or otherwise. Nothing in this Section 7(a), however, is intended to adversely affect any express independent right of any person under a separate employment agreement.

         (b) The establishment of the Plan does not limit the authority of the Company, the Board or the Committee, or any subsidiary of the Company to provide any other compensation to any person under any other plan or authority.

         (c) Except as expressly provided by the Committee, no Incentive Award and no right under the Plan, contingent or otherwise, will be assignable or subject to any encumbrance, pledge or charge of any nature, until all restrictions on the shares issued under an Incentive Award have been removed or expire, and any such attempted action shall be void. No benefit under the Plan shall be in any manner subject to debts, contracts, liabilities, engagements, or torts of any Participant or former Participant. Notwithstanding the foregoing, this Section 7(c) shall not apply to (i) the transfer of any shares to affiliates of the Participants for bona fide estate planning purposes, or (ii) the assignment of a contingency or payment due (a) after the death of a Participant to the deceased Participant's legal representative or beneficiary or
(b) after the disability of a Participant to the disabled Participant's personal representative.

         (d) No shares of Common Stock will be issued pursuant to an Incentive Award unless and until all then-applicable requirements imposed by federal and state securities and their laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any stock exchanges upon which the Common Stock may be listed have been fully met. As a condition precedent to the issuance of shares pursuant to an Incentive Award, the Company may require the Participant to take any reasonable action to meet such requirements.

         (e) Each Participant agrees that, by receiving an Incentive Award, (i) he will timely pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Common Stock granted pursuant to Incentive Awards and (ii) the Company may, to the extent permitted by law, deduct from any fees or other payments of any kind due to the Participant any taxes required by law to be withheld with respect to such shares.

         (f) The Company shall not be required to segregate any assets to effect any Incentive Awards. Any liability of the Company to pay any Participant with respect to such grants shall be based solely upon the written provisions of the Plan; no such obligation shall be deemed to be secured by any pledge or encumbrance of any property of the Company.

         (g) All questions pertaining to the construction, validity, and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Maryland.


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8.       AMENDMENT, SUSPENSION OR TERMINATION

         (a) The Board or the Committee may from time to time amend, suspend or terminate in whole or in part, and if suspended or terminated, may reinstate, any or all of the provisions of the Plan. Notwithstanding the foregoing, no amendment shall be effective without Board and/or shareholder approval if such approval is necessary to comply with the applicable requirements of Rule 16b-3 under the Securities Exchange Act of 1934 or of any stock exchange on which the Common Stock is listed.

         (b) No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Incentive Award previously made under the Plan.

         (c) The Committee may, with the consent of a Participant, make such modifications in the terms and conditions of an Incentive Award agreement as it deems advisable.

9.       EFFECTIVE DATE OF PLAN AND DURATION OF PLAN

         This Plan will become effective on January 1, 2003 provided that it is adopted by the Board in a manner consistent with Maryland law.




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